                                                                     EXHIBIT 4.2

                         SYLVAN LEARNING SYSTEMS, INC.
                      1997 SYLVAN TECHNOLOGY CENTER (STC)
                               STOCK OPTION  PLAN


I.    GENERAL PROVISIONS

     1.1  Purposes of the Plan. The purposes of the 1997 STC Stock Option Plan
          --------------------
of Sylvan Learning Systems, Inc. are to provide a means to attract and retain competent STC Operators and to align the interests of such STC Operators with the interests of the Company's stockholders. These purposes are to be achieved by providing to participating STC Operators, and such other persons as the Committee from time to time may determine, long-term incentives for high levels of performance and for unusual efforts to improve the financial performance of the Company. These long-term incentives may be provided through the grant of Options under the Plan.

     1.2  Definitions.
          -----------

     (a) "Board" means the Board of Directors of Sylvan Learning Systems, Inc.

     (b) "Cause" means breach by Agent of any provision of the Participant's Option Agreement, or the agreement between Sylvan and Participant pursuant to which Participant Operates the STC described in the Option Agreement.

     (c)  "Code" means the Internal Revenue Code of 1986, as amended.

     (d) "Committee" means the committee appointed by the Board to administer the Plan. The Committee shall be composed entirely of such members as are specified in Section 1.4(a) hereof.

     (e) "Common Stock" means the common stock of Sylvan Learning Systems, Inc., par value $0.01 per share.

     (f) "Company" means Sylvan Learning Systems, Inc. and any present or future subsidiary corporation (as defined in Section 424 of the Code) or any successor to such corporation.

     (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (h) "Fair Market Value" means the fair market value of a share of Common Stock as determined by the Committee on the basis of such factors as it may deem appropriate, provided that, on the date such determination is made, (i) if quotations for the Common Stock are regularly listed on the NASDAQ National Market, the fair market value shall be the closing sale price of Common Stock as published in the The Wall Street Journal on the date as of which fair market value is to be determined, or if there is no trading of Common Stock on such date, the closing sale price of Common Stock as published in The Wall Street Journal on the next preceding date on which there was trading in such shares; or
(ii) if the Common Stock is not then traded on the NASDAQ National Market, the fair market value of the Common Stock shall be determined by reference to the closing sale price of the Common Stock on the principal national securities exchange on which the shares are then traded.

     (i) "Sylvan" means Sylvan Learning Systems, Inc.

     (j) "Option" means a right to purchase Common Stock granted under the Plan.

     (k) "Option Agreement" means the written instrument executed by a Participant evidencing an Option granted to such Participant and including the terms and conditions applicable to such Option.

     (l) "Participant" means any entity or other person selected to receive an Option pursuant to Section 1.5 hereof, and shall mean and include the optionholder under any Option Agreement.

     (m) "Plan" means the Sylvan Learning Systems, Inc. 1997 STC Stock Option Plan set forth herein, as amended from time to time.

     1.3  Shares of Common Stock Subject to the Plan.
          ------------------------------------------

     (a) Subject to the provisions of Section 3.1 of the Plan, the aggregate number of shares of Common Stock that may be issued pursuant to Options under the Plan shall not exceed 250,000 shares of Common Stock. As to any Option that is forfeited, terminated, canceled, settled in cash in lieu of shares or expires unexercised for any reason and in such a manner that some or all of the shares of Common Stock subject to the Option are not issued, such shares again will be immediately available under the Plan.

     (b) The Common Stock to be issued under the Plan will be made available, at the discretion of the Board or the Committee, either from authorized but unissued shares of Common Stock or from previously issued shares or Common Stock reacquired by the Company, including shares purchased on the open market, if any.

      1.4  Administration of the Plan.
           --------------------------

      (a) The Plan shall be administered by the Committee (the "STC Stock Option Committee") which will consist of two Directors from the Board of Sylvan, or such other number of Directors as may be required or permitted by Rule 16b-3 of the Exchange Act. The Committee may delegate its administrative powers except as to the selection of Participants and the determination of Options for persons subject to Section 16 of the Exchange Act.

     (b) The Committee has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. The Committee has authority in its discretion to determine the persons to whom, and the time or times at which, Options may be granted, the nature of each Option, the number of shares of Common Stock subject to each Option, the form of payment (cash, Common Stock, promissory note or a combination thereof) payable upon the event or events giving rise to payment under an Option and such other terms and conditions applicable to each Option as the Committee shall determine. The Committee at any time may grant new Options to a Participant who previously has received Options whether such prior Options remain outstanding, have been exercised previously, in whole or in part, or are canceled in connection with the issuance of the new Options. The purchase price or initial value of the newly granted Options may be established by the Committee without regard to the existing Options. Further, the Committee may, with the consent of a Participant, amend the terms of any existing Option previously granted to include any provisions or amendments that properly may be incorporated at the time of such amendment. Solely to illustrate the foregoing power, but without limiting its scope, such amendments may accelerate the period of exercise or the vesting period of any Option, or installment thereof, either absolutely or conditionally for whatever reasons the Committee deems appropriate, including without limitation compensatory considerations, events which would result in any change in the listing or cause delisting of the Company's Common Stock, significant changes in the management or control of the Company, or the occurrence of any attempt to effect such a change.

     (c) Each Option shall be evidenced by an Option Agreement which shall include such terms and conditions consistent with the Plan as the Committee in its discretion may determine.

     (d) The Committee has authority to interpret the Plan and to make all determinations necessary or advisable for the administration of the Plan. The Committee has authority to prescribe, amend and rescind rules and regulations relating to the Plan. All interpretations, determinations and actions by the Committee will be final conclusive and binding upon all parties. Any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members.

     (e) No member of the Board or the Committee will be liable for any action or determination made in good faith by the Board or the Committee with respect to the Plan or any transaction arising under the Plan.

     1.5  Participation. All operators of Sylvan Technology Centers who are also
          -------------
franchisees operating Sylvan Learning Centers shall be eligible for selection to participate in the Plan. A Participant who has been granted an Option may be granted an additional Option or Options if such Participant otherwise is eligible and the Committee so determines, subject to the provisions of the Plan.

II.  TERMS AND CONDITIONS OF OPTIONS

     2.1  Option Price. The purchase price of Common Stock subject to each
          ------------
Option will be determined by the Committee.

     2.2  Exercise of Options.
          -------------------

     (a) Each Option granted under this Plan shall be exercisable in such installments during the period prior to its expiration date as the Committee shall determine, but in no event shall any Option be exercisable (i) for at least six (6) months after the date of grant except in the case of the death or disability of the Participant granted the Option and (ii) after a period of ten
(10) years from the date of grant. Unless otherwise determined by the Committee, in the event a Participant does not purchase in any given installment period all of the shares that he or she is entitled to purchase in such installment period, then that Participant's right to purchase any shares not purchased in such installment period shall continue until the expiration date or sooner termination of the Option.

     (b) Upon the exercise of an Option, the purchase price shall be paid in full in cash or its equivalent acceptable to the Company. No fractional shares will be issued pursuant to the exercise of an Option nor will any cash payment be made in lieu of fractional shares. Upon the exercise of an Option, not less than 100 shares of Common Stock may be purchased at one time unless the number then available for purchase is less than 100 in which case the full number available must be purchased. If the Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, the Optionholder may pay the exercise price, in whole or in part, by delivery of a properly executed exercise notice, together with irrevocable instructions: (i) to a brokerage firm approved by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the exercise price and any withholding tax obligations that may arise in connection with the exercise, and (ii) to the Company to deliver the certificates for such purchased shares directly to such brokerage firm.

     (c ) No Option that is otherwise exercisable shall be subject to exercise during any period of time that the Participant's STC is not being operated in accordance with the standards and procedures applicable to STC operations, and has been so advised in writing by Sylvan. This includes, but is not limited to, the designation of the Participant's STC for QPIP review and oversight by Sylvan.

     2.3   Termination of  STC Operations or STC Agency Relationship
           ---------------------------------------------------------

     (a) In the event of the termination of a Participant's operation of the STC described in the Option or the termination of the Participant's STC agency relationship with Sylvan for Cause or at the election of the Participant, any unexercised portion of the Participant's Option, whether then exercisable or not, shall expire in its entirety as of the date of termination. In the event of the termination of a Participant's operation of the STC described in the Option or the termination of the Participant's STC agency relationship with Sylvan, due to the Participant's death or disability or due to the transfer of the STC operation to a successor STC agent, the unexercised portion of the Participant's Option shall expire three (3) months after the date of termination, or such different period as is provided in Participant's Option Agreement; provided, however, that such Option shall be exercisable only to the extent that installments thereof are exercisable as of the date of termination, death, disability, or transfer, unless the Committee, in its discretion, elects after the fact to accelerate the vesting of all or any portion of the unvested shares subject to the Option as of such date of termination. The Option shall expire at the end of such three (3) month period (or such different period as is provided in the Option Agreement) to the extent not exercised within that period.

     (b) Notwithstanding anything to the contrary contained in Section 2.3(a) above, in no event shall the Option be exercisable after the period provided for in Section 2.2(a) hereof.


III.  OTHER PROVISIONS

      3.1  Adjustment Provisions.
           ---------------------

      (a) Subject to Section 3.1(b) below, if the number of outstanding shares of Common Stock of the Company is increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, reclassification, stock dividend, stock split, reverse stock split or other distribution, an appropriate and proportionate adjustment shall be made in (i) the maximum number and kind of shares or other securities provided in Section 1.3, (ii) the number and kind of shares or other securities subject to outstanding Options, and (iii) the price for each share or other security subject to outstanding Options without change in the aggregate purchase price or value as to such Options.

     (b) In addition to the adjustments required by Section 3.1(a) above, the Committee in its discretion may provide that upon the occurrence of certain events, including a change in control of the Company, as defined by the Committee, any outstanding Option, or portion thereof, not theretofore exercisable, payable or free from restrictions, as the case may be, as of the date of the change of control, immediately shall become exercisable, payable or free from restrictions, as the case may be, and shares of Common Stock subject to such Option which are not fully vested immediately shall become fully vested, notwithstanding any other provisions of the Option Agreement or the Plan.

     (c) Adjustments under Sections 3.1(a) and 3.1(b) will be made by the Committee, whose determination as to the adjustments to be made and the extent thereof will be final, binding and conclusive. No fractional interests will be issued under the Plan resulting from any such adjustments.

     3.2  Continuation of STC Operator Status. Nothing in the Plan or in any
          -----------------------------------
instrument executed pursuant to the Plan will confer upon any Participant any right to continue as an STC operator or affect the right of the Company to terminate the STC agency relationship of any Participant in accordance with the terms of any agreement governing the STC agency relationship.

     3.3  Board Discretion. Nothing in the Plan or in any instrument executed
          ----------------
pursuant to the Plan will limit, restrict or otherwise affect the authority and right of the Board to exercise its sole and exclusive discretion in considering and making any determination and in taking any action regarding registration of the Company's Common Stock under Section 12 of the Exchange Act.

     3.4  Compliance with Government Regulations. No shares of Common Stock will
          --------------------------------------
be issued pursuant to an Option unless and until all applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares of Common Stock pursuant to exercise of the Option, or any portion thereof, the Company may require the Participant to take any reasonable action to comply with such requirements.

     3.5  Privileges of Stock Ownership. No Participant and no beneficiary or
          ------------- ---------------
other person claiming under or through such Participant will have any right, title or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Option except as to such shares of Common Stock, if any, as have been issued to such Participant.

     3.6  Withholding. The Company may make such provisions as it deems
          -----------
appropriate to withhold any taxes which the Company determines it is required to withhold in connection with the exercise of an Option, or any portion thereof. The Company may require the Participant to satisfy any relevant tax requirements before authorizing any issuance of Common Stock to the Participant. To the extent authorized by the Option Agreement, a Participant may satisfy his or her withholding obligations by delivering to the Company Common Stock having an aggregate Fair Market Value equal to the amount of such withholding obligations.

     3.7   Non-transferability of Options. An Option may be exercised solely by
           ---------------------- -------
the Participant or the Participant's duly appointed guardian or personal representative. No Option and no right under the Plan, contingent or otherwise, is transferable, assignable or subject to any encumbrance, attachment, pledge or charge of any nature except that, under such rules and regulations as the Committee may establish pursuant to the terms of the Plan, a beneficiary may be designated with respect to an Option in the event of the death of the Participant holding the Option. If such beneficiary is the executor or administrator of the estate of the Participant, any rights with respect to such Option may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of the Participant or under the laws of descent and distribution.

     3.8  Amendment and Termination of Plan: Amendment of Options.
          -------------------------------------------------------

     (a) The Plan shall terminate ten (10) years following the effective date set forth in Article IV below. Notwithstanding, the Board or the Committee has the power, in its discretion, to suspend or terminate the Plan at any time, and may amend it from time to time in such respects as the Board or the Committee may deem advisable, provided that such amendment, suspension or termination complies with all applicable state and federal requirements and requirements of any stock exchange on which the stock is then listed, including any applicable requirement that the Plan or an amendment to the Plan be approved by the stockholders of the Company.

     (b) Except as otherwise provided by Section 1.4, the Committee may not, without the consent of a Participant, make modifications in the terms and conditions applicable to an Option.

     (c) No amendment, suspension or termination of the Plan will, without the consent of the Participant, alter, terminate, impair or adversely affect any right or obligation under any Option previously granted under the Plan.

IV.  EFFECTIVE DATE AND DURATION OF PLAN

     The Plan shall become effective April 15, 1997, upon its approval by the Board, and shall continue in effect until no further benefits are available under the Plan unless earlier terminated in accordance with the provisions herein.